Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Greater Europe Growth Fund (the "Fund") was held on October 27, 1997, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below.) With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide stockholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Directors.
                                                       Number of Votes:
                                                       ----------------

                     Director                     For                  Withheld
                     --------                     ---                  --------

        Paul Bancroft III                      5,342,349               250,631

        Sheryle J. Bolton                      5,343,798               249,182

        William T. Burgin                      5,345,295               247,685

        Thomas J. Devine                       5,340,833               252,147

        Keith R. Fox                           5,347,952               245,028

        William H. Gleysteen, Jr.              5,338,659               254,321

        William H. Luers                       5,343,820               249,160

        Wilson Nolen                           5,341,567               251,413

        Daniel Pierce                          5,342,687               250,293

        Kathryn L. Quirk                       5,337,010               255,970

2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

          For           Against          Abstain         Broker Non-Votes*
          ---           -------          -------         -----------------

       5,178,811        246,602          167,567              232,874

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)


                                Number of Votes:
                                ----------------

          For            Against         Abstain         Broker Non-Votes*
          ---            -------         -------         -----------------

       4,732,655         544,843         238,957              222,147


                    27 - Scudder Greater Europe Growth Fund

4. To approve changes to certain fundamental investment policies.


                                                                         Number of Votes:
                                                                         ----------------

          Fundamental Policies                   For               Against              Abstain        Broker Non-Votes*
          --------------------                   ---               -------              -------        -----------------

       4.1  diversification                   4,676,485            425,243              258,378             232,874

       4.2  borrowing                         4,615,366            484,787              259,993             232,874

       4.3  senior securities                 4,664,599            434,472              261,035             232,874

       4.4  commodities                       4,661,242            440,952              257,912             232,874

       4.5  concentration                     4,662,577            440,142              257,387             232,874

       4.6  underwriting of securities        4,665,467            433,310              261,329             232,874

       4.7  investment in real estate         4,661,110            441,998              256,998             232,874

       4.8  lending                           4,651,379            408,685              300,042             232,874


5. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

          For                      Against                    Abstain
          ---                      -------                    -------

       5,286,486                   111,116                    195,378


* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                    28 - Scudder Greater Europe Growth Fund